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                                                                    EXHIBIT 99.4

                       CROWN CASTLE INTERNATIONAL CORP.

                             OFFER TO EXCHANGE ITS
                    10 5/8% SENIOR DISCOUNT NOTES DUE 2007,
         WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
              FOR UP TO $251,000,000 PRINCIPAL AMOUNT AT MATURITY
                              OF ITS OUTSTANDING
                    10 5/8% SENIOR DISCOUNT NOTES DUE 2007

To Our Clients:

  Enclosed for your consideration is a Prospectus, dated        (the
"Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Crown Castle International Corp. (the "Company") to exchange its registered 10 5/8% Senior Discount Notes due 2007 (the "New Notes") for up to $251,000,000 principal amount at maturity of its outstanding 10 5/8% Senior Discount Notes due 2007 (the "Old Notes"), upon the terms and subject to the conditions described in the Prospectus. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated as of November 25, 1997, between the Company and the Initial Purchasers.

  This material is being forwarded to you as the beneficial owner of the Old Notes carried to us in your account but not registered in your name. A TENDER OF SUCH OLD NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

  Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

  Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m.,
New York City time, on       , (the "Expiration Date") (20 business days
following the commencement of the Exchange Offer) unless extended by the Company. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before 5:00p.m., New York City time, on the Expiration Date.

  Your attention is directed to the following:

    1. The Exchange Offer is for any and all Old Notes.

    2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer--Conditions to the Exchange Offer."

    3. The Exchange Offer expires at 5:00p.m., New York City time, on the Expiration Date, unless extended by the Company.

  If you wish to have the tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD NOTES.
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                         INSTRUCTIONS WITH RESPECT TO
                              THE EXCHANGE OFFER

  The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Crown Castle International Corp. with respect to its Old Notes.

  This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

  Please tender the Old Notes held by you for may account as indicated below:

                                              AGGREGATE PRINCIPAL AMOUNT AT
                                                  MATURITY OF OLD NOTES

10 5/8% Senior Discount Notes due         _____________________________________
2007.................................

[_]Please do not tender any Old
   Notes held by you for my account.

Dated: _______________________ , 1998     _____________________________________

                                          _____________________________________
                                                       SIGNATURE(S)

                                          _____________________________________

                                          _____________________________________

                                          _____________________________________
                                                PLEASE PRINT NAME(S) HERE

                                          _____________________________________

                                          _____________________________________
                                                       ADDRESS(ES)

                                          _____________________________________
                                           AREA CODE(S) AND TELEPHONE NUMBER(S)

                                          _____________________________________
                                              TAX IDENTIFICATION OR SOCIAL
                                                     SECURITY NO(S).

  None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.